   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        THE HOUSTON EXPLORATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                          22-2674487
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

   1100 LOUISIANA, SUITE 2000
         HOUSTON, TEXAS
(ADDRESS OF PRINCIPAL EXECUTIVE                              77002-5219
            OFFICES)                                         (ZIP CODE)

                             1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                             JAMES F. WESTMORELAND
                           1100 LOUISIANA, SUITE 2000
                           HOUSTON, TEXAS 77002-5219
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 830-6800
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           -----------------------

                                    COPY TO:
                                JEFFREY L. WADE
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                           -----------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                PROPOSED      PROPOSED MAXIMUM
                                                                 MAXIMUM         AGGREGATE        AMOUNT OF
                                               AMOUNT        OFFERING PRICE       OFFERING       REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED   TO BE REGISTERED    PER SHARE (1)      PRICE (1)           FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share   2,333,276 shares     $22.90            $53,432,020        $16,192
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange on September 29, 1997.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Houston Exploration Company (the "Company") hereby incorporates by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                 (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

                 (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

                 (d) The description of the Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (No. 001-11899) which was filed with the Commission on July 3, 1996 pursuant to Section 12 of the Exchange Act, as amended by Amendment No. 1 thereto filed on September 19, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

        The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 3.07 of the Company's Restated Certificate of Incorporation, as amended, states that:

                 (a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

                 (b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time. Any repeal or modification of this Section 3.07 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or its stockholders arising from an act or omission occurring prior to the time of such repeal or modification.

         In addition, Article VI of the Company's Restated Certificate of Incorporation, as amended, and Article VIII of the Company's Restated Bylaws further provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

         The Company has entered into indemnification agreements with each of its directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

 Exhibit
 Number        Description

     4.1  +    Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997
               (File No. 001-11899)).

     4.2  +    Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 001-11899)).

     4.3  +    Specimen Common Stock  Certificate (incorporated by reference to
               Exhibit 4.1 to the Company's Registration Statement on Form S-1
               (No. 333-4437)).

     5.1  *    Opinion of Andrews & Kurth L.L.P.

    23.1  *    Consent of Arthur Andersen LLP.

    23.2  *    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    24.1  *    Power of Attorney (included in signature page).

    99.1  +    The Houston Exploration Company 1996 Stock Option Plan
               (incorporated by reference to Exhibit 10.12 to the Company's
               Registration Statement on Form S-1 (No. 333-4437)).

---------------------------
+ Incorporated herein by reference.
* Filed herewith.


ITEM 9.   UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of September, 1997.

                                      THE HOUSTON EXPLORATION CORPORATION


                                      By: /s/ JAMES G. FLOYD
                                          --------------------------------------
                                           James G. Floyd,
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Houston Exploration Company (the "Company"), hereby constitutes and appoints James G. Floyd and James F. Westmoreland, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                Signature                                    Title                               Date
                ---------                                    -----                               ----
 /s/ JAMES G. FLOYD                          President, Chief Executive Officer and     September 30, 1997
 -------------------------------------       Director (principal executive officer)
 James G. Floyd

 /s/ JAMES F. WESTMORELAND                   Vice President, Chief Accounting Officer,  September 30, 1997
 -------------------------------------        Comptroller and Secretary (principal
 James F. Westmoreland                         financial and accounting officer)

 /s/ ROBERT B. CATELL                          Chairman of the Board of Directors       September 30, 1997
 -------------------------------------
 Robert B. Catell

 /s/ GORDON F. AHALT                                        Director                    September 30, 1997
 -------------------------------------
 Gordon F. Ahalt

 /s/ RUSSELL D. GORDY                                       Director                    September 30, 1997
 -------------------------------------
 Russell D. Gordy

 /s/ CRAIG G. MATTHEWS                                      Director                    September 30, 1997
 -------------------------------------
 Craig G. Matthews

 /s/ JAMES Q. RIORDAN                                       Director                    September 30, 1997
 -------------------------------------
 James Q. Riordan

 /s/ LESTER H. SMITH                                        Director                    September 30, 1997
 -------------------------------------
 Lester H. Smith

 /s/ DONALD C. VAUGHN                                       Director                    September 30, 1997
 -------------------------------------
 Donald C. Vaughn

                                 EXHIBIT INDEX


 Exhibit
 Number        Description
 ------        -----------
     4.1  +    Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997
               (File No. 001-11899)).

     4.2  +    Restated Bylaws (incorporated  by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 001-11899)).

     4.3  +    Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's
               Registration Statement on Form S-1 (No. 333-4437)).

     5.1  *    Opinion of Andrews & Kurth L.L.P.

    23.1  *    Consent of Arthur Andersen LLP.

    23.2  *    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    24.1  *    Power of Attorney (included in signature page).

    99.1  +    The Houston Exploration Company 1996 Stock Option Plan (incorporated by reference to
               Exhibit 10.12 to the Company's Registration Statement on Form S-1 (No. 333-4437)).

------------------------------
+  Incorporated herein by reference.
*  Filed herewith.